UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K


                                CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Act of 1934




               Date of Event Requiring Report: October 19, 1998


                            NUGGET EXPLORATION, INC.
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           (Exact Name of Registrant as Specified in its Charter)


            0-10201                                 83-0250943
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    (Commission File Number)           (IRS Employer Identification Number)


                                     NEVADA
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        (State or Other Jurisdiction of Incorporation or Organization)



                  815 SOUTH DURBIN STREET, CASPER, WYOMING 82601
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                     (Address of Principal Executive Offices)


                                 (307) 234-2895
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             (Registrant's Telephone Number, Including Area Code)



        ---------------------------------------------------------------
         (Former Name or Former Address, if changed since last report)

Item 5.   Other Events



On October 21, 1998, the NASDAQ stock permitted trading of the company's shares on the basis of the reverse split of the Company's outstanding common stock in the amount of 1-for-310 and a reduction in the Company's class of authorized common stock to 5,000,000 shares. The par value remains at $0.01. The Company's Board of Directors approved the reverse split on October 7, 1998 by consent to action without a meeting of the board of directors pursuant to the Nevada Revised Statutes 78.315 and 78.325. Pursuant to Nevada Revised Statutes 78.207, an action involving a change in the number of authorized or outstanding shares of a Corporation can be accomplished by approval of the board of directors without a need for stockholder approval.

Effective October 19,1998, each 310 shares held by the Company's shareholders were converted into one share. All fractional shares were rounded to the nearest whole number. The board of directors authorized the stock split because they believed that the number of issued and outstanding shares of common stock was disproportionately large given the Corporation's absence of revenue, net income and net worth. Immediately after the reverse split, the Company will have approximately 97,177 total shares of its $0.01 common stock issued and outstanding.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   10/27/98                  NUGGET EXPLORATION, INC.
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                                      Mary MacGuire
                                   -------------------------------------
                                   By: Mary MacGuire, Acting President